As filed with the Securities and Exchange Commission on May 8, 2007
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

F5 NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1714307
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
401 Elliott Avenue West
Seattle, Washington 98119
(Address of Registrant’s Principal Executive Offices, including Zip Code)
F5 NETWORKS, INC. 2005 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Jeffrey A. Christianson
Senior Vice President, General Counsel and Secretary
F5 Networks, Inc.
401 Elliott Avenue West
Seattle, Washington 98119
(206) 272-5555
(Name, Address, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be registered	Registered[1]	Per Share[2]	Offering Price[2]	Fee
Common Stock, no par value	2,000,000 shares	$77.46	$154,920,000	$4,756.05

[1]	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction, plus an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan or plans described herein.

[2]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon $77.46, which is the average of the high and low sale price of the Company’s common stock as reported on the Nasdaq Global Market on May 3, 2007.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.2

REGISTRATION OF ADDITIONAL SECURITIES
     The Registrant is filing this Registration Statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 2,000,000 additional shares of Common Stock for issuance pursuant to the terms of the F5 Networks, Inc. 2005 Equity Incentive Plan. The contents of the original Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 15, 2005 in connection with such plan (Registration No. 333-124092) are incorporated herein by reference.
EXHIBITS

5.1	Opinion of DLA Piper US LLP regarding legality of securities being registered

10.1	2005 Equity Incentive Plan with form of Award Agreement (Incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2005).

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page to this registration statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 8, 2007.

F5 NETWORKS, INC.
By:	/s/ JOHN MCADAM
John McAdam
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints John McAdam or Jeffrey A. Christianson, or either of them, his or her true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him or her, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ JOHN MCADAM	Chief Executive Officer,President, and Director(principal

	John McAdam	executive officer)	May 8, 2007

By:	/s/ JOHN RODRIGUEZ	Senior Vice President, Chief Accounting Officer(principal

	John Rodriguez	financial officer)	May 8, 2007

By:	/s/ GARY AMES	Director	May 8, 2007

Gary Ames

By:	/s/ DEBORAH BEVIER	Director	May 8, 2007

Deborah Bevier

By:	/s/ KEITH D. GRINSTEIN	Director	May 8, 2007

Keith D. Grinstein

By:	/s/ KARL D. GUELICH	Director	May 8, 2007

Karl D. Guelich

By:	/s/ ALAN J. HIGGINSON	Director	May 8, 2007

Alan J. Higginson

By:	/s/ RICH MALONE	Director	May 8, 2007

Rich Malone

EXHIBIT INDEX

5.1	Opinion of DLA Piper US LLP regarding legality of securities being registered

10.1	2005 Equity Incentive Plan with form of Award Agreement (Incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2005).

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page to this registration statement)